Exhibit 99

Contact:	Gary Thompson - Media	Eric Hession - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6446

Caesars Entertainment Reports Results for 2010 Fourth Quarter, Full Year

•	Revenues increase 1.0 percent from 2009 Fourth Quarter

•	Property EBITDA increases 3.3 percent from 2009 Fourth Quarter

•	Adjusted EBITDA increases 5.1 percent from 2009 Fourth Quarter

LAS VEGAS - February 25, 2011 - Caesars Entertainment Corporation (formerly Harrah’s Entertainment, Inc.) today reported the following financial results for the 2010 fourth quarter and full year:

COMPANY-WIDE RESULTS

Caesars Entertainment Corporation

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$2,121.0	$2,099.1	1.0%	$8,818.6	$8,907.4	(1.0)%

Income/(loss) from operations	131.1	150.7	(13.0)%	532.3	(607.8)	N/M
Impairment of intangible assets, including goodwill	49.0	12.3	N/M	193.0	1,638.0	N/M
Income from operations before impairment charges	180.1	163.0	10.5%	725.3	1,030.2	(29.6)%

Net (loss)/income	(194.0)	298.3	N/M	(823.3)	846.4	N/M
Net (loss)/income attributable to Caesars Entertainment Corporation	(196.7)	295.6	N/M	(831.1)	827.6	N/M

Property EBITDA	457.8	443.1	3.3%	1,927.3	2,153.6	(10.5)%

Adjusted EBITDA (a)	439.9	418.6	5.1%	1,871.2	2,070.7	(9.6)%

(a)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

“N/M” is used to reference a variance compared to a prior period that is Not Meaningful. This reference is used in several tables throughout this document.

Property EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA and income from operations before impairment charges are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net (loss)/income attributable to Caesars Entertainment Corporation and of Net (loss)/income attributable to Caesars Entertainment Corporation to Adjusted EBITDA are attached to this release.

The company’s 2010 fourth-quarter revenues increased approximately 1.0 percent to $2,121.0 million from $2,099.1 million in the 2009 fourth quarter, due primarily to revenues associated with our February 2010 acquisition of Planet Hollywood, offset by the continuing impact of the weak economy on customers’ discretionary spending. However, certain markets, including Las Vegas, have shown signs of stabilization and improving operating margins. Income from operations for the fourth quarter of 2010 was $131.1 million, compared with income from operations of $150.7 million for the 2009 fourth quarter. Included in the fourth quarters of 2010 and 2009 were impairment charges related to intangible assets of $49.0 million and $12.3 million, respectively. Prior to consideration of the impairment charges, income from operations for fourth-quarter 2010 increased to $180.1 million from $163.0 million for the 2009 fourth quarter. The increase was primarily driven by a tangible asset impairment charge in 2009 that did not recur in 2010, reduced levels of remediation expenses in the Las Vegas region, and the benefit of a $23.5 million property tax accrual adjustment recorded in the fourth quarter 2010.

Net loss for fourth-quarter 2010 was $194.0 million, compared with net income of $298.3 million for the year-ago quarter. Net loss for the fourth quarter of 2010 included i) impairment charges for intangible assets totaling $49.0 million ($31.0 million, net of taxes) and ii) gains related to the early extinguishment of debt of $66.9 million ($42.7 million, net of taxes). Net income for the fourth quarter of 2009 included i) impairment charges for intangible assets totaling $12.3 million ($5.7 million, net of taxes) and ii) gains related to the early extinguishment of debt of $686.3 million ($417.6 million, net of taxes).

Revenues for full-year 2010 declined 1.0 percent to $8,818.6 million from $8,907.4 million in 2009, as incremental revenues associated with the Planet Hollywood acquisition were unable to offset the continuing impact of the recession on customers’ discretionary spending. Income from operations for full-year 2010 was $532.3 million, compared with a loss from operations of $607.8 million in the prior year. Included in income/(loss) from operations for the full-years 2010 and 2009 were impairment charges for intangible assets totaling $193.0 million ($156.8 million, net of taxes) and $1,638.0 million ($1,559.6 million, net of taxes), respectively. Prior to consideration of these impairment charges, income from operations for the full year 2010 decreased to $725.3 million from $1,030.2 million in the prior year. The decline was driven by the income impact of reduced revenues and the previously disclosed litigation and asset reserve charges recorded during the second quarter 2010, partially offset by a tangible asset impairment charge in 2009 that did not recur in 2010 and the benefit of the property tax accrual adjustment mentioned above.

Net loss for full-year 2010 was $823.3 million, compared with net income of $846.4 million for the year-ago period. Included in net loss for the full-year 2010 were: i) the aforementioned impairment charges for intangible assets and ii) gains related to the early extinguishment of debt of $115.6 million ($73.7 million, net of tax). Included in net income for full-year 2009 were: i) aforementioned impairment charges for intangible assets; and ii) gains related to the early extinguishment of debt of $4,965.5 million ($3,006.5 million, net of tax).

“Our overall revenues rose slightly for the second straight quarter and our EBITDA margins improved, thanks largely to our continued focus on rigorous cost discipline,” said Gary Loveman, Caesars Entertainment chairman, president and chief executive officer. “We also achieved the highest overall customer-satisfaction scores in our company’s 73-year history.

“During the quarter, we initiated a new program to streamline our operations further, and I’m confident we will end this year with an even leaner, more efficient and responsive organization,” Loveman said.

“While most markets in which we operate showed modest revenue gains or stabilization in the fourth quarter, Atlantic City did remain challenged,” Loveman said. “Yet we’re encouraged that Governor Christie and New Jersey’s legislative leadership have created the right structure for revitalization of the Atlantic City market.

“We’re also excited that our new joint venture with Rock Gaming, LLC, broke ground earlier this month on casino projects in Cleveland and Cincinnati that will operate under the Horseshoe brand name,” Loveman said. “The two casinos combined will offer about 4,100 slot machines, 180 table and poker games, and exciting dining, retail and entertainment venues to an estimated 14 million visitors annually.” Both projects are expected to open in 2012, pending receipt of required regulatory approvals.

In November 2010, we consummated our previously announced transaction under which affiliates of Apollo Management VI, LP, TPG Capital, LP, and Paulson & Co. Inc. exchanged $1,118.3 million face amount of debt for approximately 15.7 percent of the common stock of Caesars. Caesars raised $557.0 million in the first stage of the transaction in June 2010 through the sale of senior notes to Apollo, TPG and Paulson.

A substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (CEOC) (formerly Harrah’s Operating Company, Inc.). Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of CEOC.

Caesars Entertainment Operating Company, Inc. - Company-wide results

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$1,655.2	$1,621.1	2.1%	$6,856.1	$6,830.4	0.4%

Income/(loss) from operations	113.5	124.5	(8.8)%	411.8	(369.6)	N/M
Impairment of intangible assets, including goodwill	49.0	12.3	N/M	193.0	1,178.9	N/M
Income from operations before impairment charges	162.5	136.8	18.8%	604.8	809.3	(25.3)%
Net (loss)/income	(216.3)	(107.3)	N/M	(843.1)	626.3	N/M
Net (loss)/income attributable to Caesars Entertainment Operating Company, Inc.	(219.2)	(109.1)	N/M	(851.1)	612.8	N/M
Property EBITDA	369.3	344.2	7.3%	1,527.1	1,633.4	(6.5)%
Adjusted EBITDA (a)	350.1	317.2	10.4%	1,466.0	1,550.6	(5.5)%

(a)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability programs.

REGIONAL RESULTS

In order to provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, our casino properties as of December 31, 2010, have been grouped into regions to facilitate discussion of our operating results.

On a consolidated basis, when compared with the respective periods of 2009, visitation by our rated players decreased 5 percent for the fourth quarter 2010 and decreased 1 percent for the full-year 2010. The amount spent per rated-player trip increased approximately 1 percent for the fourth quarter 2010 and decreased approximately 2 percent for the full-year 2010. Average daily room rates and occupancy were generally flat for both the fourth quarter and full-year 2010.

For the Las Vegas region, when compared with the respective periods of 2009, visitation by our rated players increased 15 percent for the fourth quarter 2010 and increased 4 percent for the full year 2010, and the amount spent per rated-player trip decreased 5 percent for the fourth quarter 2010 and decreased 4 percent for the full year 2010. From a hotel perspective, revenues increased 16 percent for the fourth quarter 2010, as our occupancy percentage increased 3.5 percentage points while our average daily room rates remained flat. For the full year 2010, hotel revenue increased 9.2 percent as our occupancy increased 1.8 percentage points while our average daily room rates decreased 3 percent.

For the Atlantic City region, when compared with the respective periods of 2009, visitation by our rated players decreased 9 percent for the fourth quarter 2010 and decreased 1 percent for the full year 2010, and the amount spent per rated-player trip decreased 5 percent for the fourth quarter 2010 and decreased 7 percent for the full year 2010. From a hotel perspective, our revenues were relatively flat for the fourth quarter 2010 as our occupancy percentage decreased 3 percentage points while our average daily room rates increased 4 percent. For the full year 2010, hotel revenue increased 5 percent as our occupancy percentage was relatively consistent with the prior year while our average daily room rates increased 5 percent.

For the remainder of our United States markets, visitation by our rated players for the fourth quarter 2010 decreased 8 percent, while spend per rated-player trip increased 4 percent. For the full-year 2010, visitation by our rated players was down 3 percent while customer spend per rated trip increased 2 percent.

Further discussion of our results by region follow:

LAS VEGAS REGION

Hotel occupancy remained above 90 percent, and 2010 fourth-quarter and full-year revenues increased 11.9% and 5.1%, respectively, in the Las Vegas Region from the year-ago periods largely due to the first quarter 2010 acquisition of Planet Hollywood. Same-store revenue increases of 0.9 percent in the 2010 fourth quarter resulted primarily from increased spend per visitor, despite lower room rates due to increased room inventory in the market.

Las Vegas revenues for the full year 2010 increased to $2,834.8 million from $2,698.0 million in 2009 due to our February 2010 acquisition of Planet Hollywood. On a same-store basis, revenues declined 3.5 percent for the full year 2010, resulting primarily from decreased spend per visitor during the first three quarters of 2010. Increased labor and depreciation expenses in the region combined with the income impact of reduced same-store revenues resulted in reduced income from operations for the full year 2010, before consideration of the 2009 impairment charges. Included in 2010 fourth-quarter and full-year income from operations but not in property EBITDA is incremental depreciation associated with the Caesars Palace expansions placed into service late in 2009, remediation costs primarily incurred at two properties within the region, and the write-off of assets associated with certain capital projects.

Caesars Entertainment Corporation - Las Vegas region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$726.7	$649.2	11.9%	$2,834.8	$2,698.0	5.1%

Income/(loss) from operations	100.9	97.3	3.7%	349.9	(681.0)	N/M
Impairment of intangible assets, including goodwill	—	—	—	—	1,130.9	N/M
Income from operations before impairment charges	100.9	97.3	3.7%	349.9	449.9	(22.2)%

Property EBITDA	183.7	174.6	5.2%	716.5	756.8	(5.3)%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

Caesars Entertainment Operating Company, Inc. - Las Vegas region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$387.2	$307.5	25.9%	$1,441.1	$1,215.1	18.6%

Income/(loss) from operations	58.2	49.2	18.3%	162.5	(481.1)	N/M
Impairment of intangible assets, including goodwill	—	—	—	—	671.8	N/M
Income from operations before impairment charges	58.2	49.2	18.3%	162.5	190.7	(14.8)%

Property EBITDA	100.1	82.2	21.8%	362.1	317.1	14.2%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Imperial Palace, and Planet Hollywood.

ATLANTIC CITY REGION

The Atlantic City market continues to be affected by the current economic environment as well as competition from new casinos and the introduction of table games in the Pennsylvania market.

Reduced customer spend per trip, combined with competition from new casinos and the introduction of table games in the Pennsylvania market, led to lower Atlantic City Region revenues during the 2010 fourth quarter and full year. Included in the

2009 full-year income from operations was a charge of $178.7 million related to impairment of goodwill and other non-amortizing intangible assets at certain of the region’s properties. The 2010 fourth-quarter and full-year property EBITDA and (loss)/income from operations were lower than the prior year periods, before consideration of the impairment charge, as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing and labor-related expenses. Also included in 2010 full-year income from operations but not in property EBITDA is the write-off of assets associated with certain capital projects.

Caesars Entertainment Corporation - Atlantic City region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$417.8	$467.4	(10.6)%	$1,899.9	$2,025.9	(6.2)%
(Loss)/income from operations	(16.5)	22.3	N/M	83.7	28.3	N/M
Impairment of intangible assets, including goodwill	—	—	—	—	178.7	N/M
(Loss)/income from operations before impairment charges	(16.5)	22.3	N/M	83.7	207.0	(59.6)%
Property EBITDA	32.9	67.1	(51.0)%	296.3	400.3	(26.0)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

Caesars Entertainment Operating Company, Inc. - Atlantic City region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$312.3	$352.1	(11.3)%	$1,417.6	$1,528.1	(7.2)%
(Loss)/income from operations	(18.1)	14.2	N/M	33.5	(37.2)	N/M
Impairment of intangible assets, including goodwill	—	—	—	—	178.7	N/M
(Loss)/income from operations before impairment charges	(18.1)	14.2	N/M	33.5	141.5	(76.3)%
Property EBITDA	16.6	44.8	(62.9)%	187.3	276.0	(32.1)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Chester and Showboat Atlantic City.

LOUISIANA/MISSISSIPPI REGION

Reduced visitation and customer spend per trip unfavorably impacted the first three quarters of 2010, with these trends stabilizing during the fourth quarter 2010 when revenues were relatively consistent with the comparable period of 2009. Included in the 2010 and 2009 full-year income from operations were charges of $51.0 million and $6.0 million, respectively, related to impairment of goodwill and non-amortizing intangible assets at one of the region’s properties. The 2010 fourth-quarter property EBITDA and income from operations improved from 2009 as cost-saving initiatives more than offset the income impact of slightly reduced revenues. The 2010 full-year property EBITDA and income from operations, before consideration of impairment charges, were lower than in 2009, as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing expenses during the first three quarters of 2010.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Louisiana/Mississippi region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$284.5	$285.4	(0.3)%	$1,193.4	$1,245.2	(4.2)%
Income from operations	31.7	30.6	3.6%	69.9	181.4	(61.5)%
Impairment of intangible assets, including goodwill	—	—	—	51.0	6.0	N/M
Income from operations before impairment charges	31.7	30.6	3.6%	120.9	187.4	(35.5)%
Property EBITDA	58.6	55.9	4.8%	226.3	292.6	(22.7)%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

IOWA/MISSOURI REGION

Revenues in the region declined for the 2010 fourth quarter and full year compared to 2009 due to new competition in the region and lower visitor spend per trip. Included in 2010 full-year income from operations was a charge of $9.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations and property EBITDA for the 2010 fourth quarter increased from 2009, as cost-savings initiatives more than offset the income impact of reduced revenues. For full-year 2010, income from operations before consideration of impairment charges and property EBITDA declined from 2009 primarily due to the income impact of revenue declines.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Iowa/Missouri region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$175.1	$179.5	(2.5)%	$735.4	$756.6	(2.8)%
Income from operations	42.4	41.4	2.4%	171.0	187.5	(8.8)%
Impairment of intangible assets, including goodwill	—	—	—	9.0	—	N/M
Income from operations before impairment charges	42.4	41.4	2.4%	180.0	187.5	(4.0)%
Property EBITDA	55.2	54.3	1.7%	230.3	238.4	(3.4)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

ILLINOIS/INDIANA REGION

Revenues in the region increased for the 2010 fourth quarter from the 2009 comparable period, primarily due to increased visitation. Revenues in the region decreased for the full year 2010 from 2009 due to decreased customer spend per trip. Included in the 2010 fourth-quarter and full-year income from operations were charges of $38.0 million and $58.0 million, respectively, related to impairment of intangible assets at certain of the region’s properties. Included in the 2009 full-year loss from operations was a charge of $180.7 million related to impairment of intangible assets at certain of the region’s properties. Income from operations prior to consideration of impairment charges, and property EBITDA increased for the fourth quarter and full year of 2010 from the 2009 periods as a result of reduced marketing expenses and the benefit of a $23.5 million property tax accrual adjustment recorded in the fourth quarter 2010.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Illinois/Indiana region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$278.2	$271.2	2.6%	$1,160.1	$1,172.3	(1.0)%
Income/(loss) from operations	25.1	29.9	(16.1)%	119.0	(35.4)	N/M
Impairment of intangible assets, including goodwill	38.0	—	N/M	58.0	180.7	N/M
Income from operations before impairment charges	63.1	29.9	N/M	177.0	145.3	21.8%
Property EBITDA	85.2	51.8	64.5%	262.0	240.5	8.9%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

OTHER NEVADA REGION

Fourth-quarter and full-year 2010 results for the Other Nevada Region declined from the 2009 periods due to lower guest visitation and lower visitor spend per trip. Also contributing to the decline in income from operations for full-year 2010 was a charge of $49.0 million, recorded during the second quarter of 2010, related to the impairment of intangible assets at one of the region’s properties.

Caesars Entertainment Corporation - Other Nevada region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$94.0	$102.0	(7.8)%	$447.5	$472.6	(5.3)%
(Loss)/income from operations	(1.2)	(1.2)	—%	(13.9)	47.3	N/M
Impairment of intangible assets, including goodwill	—	4.0	N/M	49.0	4.0	N/M
(Loss)/income from operations before impairment charges	(1.2)	2.8	N/M	35.1	51.3	(31.6)%
Property EBITDA	10.4	14.9	(30.2)%	81.3	101.7	(20.1)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

Caesars Entertainment Operating Company, Inc. - Other Nevada region

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$61.8	$70.9	(12.8)%	$307.6	$332.5	(7.5)%
(Loss)/income from operations	(3.9)	(3.6)	8.3%	(28.7)	26.3	N/M
Impairment of intangible assets, including goodwill	—	4.0	N/M	49.0	4.0	N/M
(Loss)/income from operations before impairment charges	(3.9)	0.4	N/M	20.3	30.3	(33.0)%
Property EBITDA	2.7	7.6	(64.5)%	46.8	60.7	(22.9)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Reno and Harvey’s Lake Tahoe.

MANAGED AND INTERNATIONAL

Revenues from our managed properties decreased for the fourth-quarter and full-year 2010 due to the continued impact of the current economic environment on our managed properties. Revenues from our international properties for the fourth-quarter and full-year 2010 increased from 2009 due to increased visitation and increased spend per trip at our Uruguay and London Clubs properties. Included in 2010 full-year income from operations was a charge of $6.0 million related to impairment of intangible assets at our international properties. Included in the 2009 fourth-quarter income from operations was an adjustment to a preliminary impairment charge recorded in the third quarter 2009 related to one of our LCI properties.

Included in the 2009 full-year loss from operations were charges of $31.0 million related to impairment of intangible assets. Prior to consideration of impairment charges, income from operations improved slightly for the full year of 2010 from 2009 due to strong revenue performance and cost-saving initiatives.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Managed and International

	Quarter Ended December 31,		Percent Increase/ (Decrease)	Year Ended December 31,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$125.1	$121.7	2.8%	$475.0	$460.1	3.2%
Income/(loss) from operations	7.6	21.2	(64.2)%	22.4	(3.6)	N/M
Impairment of intangible assets, including goodwill	—	(3.5)	N/M	6.0	31.0	N/M
Income from operations before impairment charges	7.6	17.7	(57.1)%	28.4	27.4	3.6%
Property EBITDA	24.8	25.3	(2.0)%	88.3	89.4	(1.2)%

OTHER ITEMS

Interest expense increased by $89.1 million for the 2010 full year from the year-ago period. The increase was primarily due to increased debt levels resulting from the April 2010 debt issuance, the sale of debt to Paulson, Apollo and TPG in June 2010 that remained outstanding until its exchange for common stock in November 2010, an increase in the weighted average interest rates on our outstanding debt, and increased expense associated with interest-rate swap agreements and interest-rate cap agreements.

In the 2010 second quarter, we recorded a charge of $52.2 million to fully reserve a note-receivable balance related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. Also in the second quarter of 2010, we recorded a charge of $25.0 million relating to a previously disclosed litigation matter. These reserves are reported for the full year 2010 within project opening costs and other items within our Consolidated Summary of Operations.

For the 2010 fourth quarter, we recognized a gain of $66.9 million on the repurchase of CMBS loans. During the first three quarters of 2010, we recognized a net gain on debt extinguishment transactions of $48.7 million, resulting in a net gain of $115.6 million for the full year 2010.

For the 2010 fourth quarter, we recorded a tax benefit of $104.2 million on pre-tax loss of $298.2 million, compared with a tax provision of $61.0 million on pre-tax income of $359.3 million for the 2009 fourth quarter. For the full year 2010, we recorded a tax benefit of $468.7 million on pre-tax loss of $1,292.0 million, compared with a tax provision of $1,651.8 million on pre-tax income of $2,498.2 million for the full year 2009.

Caesars Entertainment has undertaken comprehensive cost reduction efforts to right-size expenses with business levels. During the fourth quarter of 2010, the Company began a new initiative to attempt to reinvent certain aspects of its functional and operating units in an effort to gain significant further cost reductions and streamline our operations. Since the inception of our cost savings programs, Caesars Entertainment has identified $856.3 million in estimated cost savings, of which approximately $648.8 million had been realized as of December 31, 2010. Included in the $856.3 million program size are additional initiatives that total $153.2 million identified during the fourth quarter of 2010.

Caesars Entertainment will host a conference call today, February 25, at 8 a.m. Pacific Standard Time to review its fourth-quarter and full-year 2010 results. Those interested in participating in the call should dial 877-394-0086, or 678-905-9469 for international callers, and enter Conference ID 444681187 about 10 minutes before the call start time.

The live call, as well as a recording of it that will be available until our second-quarter conference call, may be accessed at:

http://investor.shareholder.com/media/eventdetail.cfmeventid=92653&CompanyID=PPE&e=1&mediaKey=E98F620483634F5 B692A247585FBE1B1.

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Caesars Entertainment Corporation is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Caesars has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	the ability to timely and cost-effectively integrate acquisitions into our operations;

•	the ability to realize the expense reductions from our cost-savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, political uprisings, severe weather conditions or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness and the recent downturn in the gaming and hotel industries; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2010	2009	2010	2009
Net revenues	$2,121.0	$2,099.1	$8,818.6	$8,907.4
Property operating expenses	(1,663.2)	(1,656.0)	(6,891.3)	(6,753.8)
Depreciation and amortization	(187.4)	(167.1)	(735.5)	(683.9)

Operating profit	270.4	276.0	1,191.8	1,469.7
Project opening costs and other items	(9.6)	(30.0)	(149.7)	(111.5)
Impairment of intangible assets	(49.0)	(12.3)	(193.0)	(1,638.0)
Income/(loss) on interests in non-consolidated affiliates	0.7	(0.9)	(1.5)	(2.2)
Corporate expense	(37.0)	(39.0)	(140.9)	(150.7)
Acquisition and integration costs	(5.2)	—	(13.6)	(0.3)
Amortization of intangible assets	(39.2)	(43.1)	(160.8)	(174.8)

Income/(loss) from operations	131.1	150.7	532.3	(607.8)
Interest expense, net of interest capitalized	(509.7)	(487.8)	(1,981.6)	(1,892.5)
Gains on early extinguishments of debt	66.9	686.3	115.6	4,965.5
Other income, including interest income	13.5	10.1	41.7	33.0

(Loss)/income before income taxes	(298.2)	359.3	(1,292.0)	2,498.2
Benefit/(provision) for income taxes	104.2	(61.0)	468.7	(1,651.8)

Net (loss)/income	(194.0)	298.3	(823.3)	846.4
Less: net income attributable to non-controlling interests	(2.7)	(2.7)	(7.8)	(18.8)

Net (loss)/income attributable to Caesars Entertainment Corporation	$(196.7)	$295.6	$(831.1)	$827.6

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2010	2009	2010	2009
Net revenues
Las Vegas Region	$726.7	$649.2	$2,834.8	$2,698.0
Atlantic City Region	417.8	467.4	1,899.9	2,025.9
Louisiana/Mississippi Region	284.5	285.4	1,193.4	1,245.2
Iowa/Missouri Region	175.1	179.5	735.4	756.6
Illinois/Indiana Region	278.2	271.2	1,160.1	1,172.3
Other Nevada Region	94.0	102.0	447.5	472.6
Managed and International	125.1	121.7	475.0	460.1
Corporate and Other	19.6	22.7	72.5	76.7

Net revenues	$2,121.0	$2,099.1	$8,818.6	$8,907.4

Income/(loss) from operations
Las Vegas Region	$100.9	$97.3	$349.9	$(681.0)
Atlantic City Region	(16.5)	22.3	83.7	28.3
Louisiana/Mississippi Region	31.7	30.6	69.9	181.4
Iowa/Missouri Region	42.4	41.4	171.0	187.5
Illinois/Indiana Region	25.1	29.9	119.0	(35.4)
Other Nevada Region	(1.2)	(1.2)	(13.9)	47.3
Managed and International	7.6	21.2	22.4	(3.6)
Corporate and Other	(58.9)	(90.8)	(269.7)	(332.3)

Total income/(loss) from operations	$131.1	$150.7	$532.3	$(607.8)

Property EBITDA (a)
Las Vegas Region	$183.7	$174.6	$716.5	$756.8
Atlantic City Region	32.9	67.1	296.3	400.3
Louisiana/Mississippi Region	58.6	55.9	226.3	292.6
Iowa/Missouri Region	55.2	54.3	230.3	238.4
Illinois/Indiana Region	85.2	51.8	262.0	240.5
Other Nevada Region	10.4	14.9	81.3	101.7
Managed and International	24.8	25.3	88.3	89.4
Corporate and Other	7.0	(0.8)	26.3	33.9

Total Property EBITDA	$457.8	$443.1	$1,927.3	$2,153.6

Project opening costs and other items
Project opening costs	$1.7	$(0.7)	$(2.1)	$(3.6)
Other write-downs, reserves and recoveries	(11.3)	(29.3)	(147.6)	(107.9)

Total project opening costs and other items	$(9.6)	$(30.0)	$(149.7)	$(111.5)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of income/(loss) from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, acquisition and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our company may not be comparable to similarly titled measures presented by other companies.

CAESARS ENTERTAINMENT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of December 31,
(In millions)	2010	2009
Assets
Current assets
Cash and cash equivalents	$987.0	$918.1
Receivables, less allowance for doubtful accounts of $216.3 and $207.1	393.2	323.5
Deferred income taxes	175.8	148.2
Prepayments and other	184.1	156.4
Inventories	50.4	52.7

Total current assets	1,790.5	1,598.9

Land, buildings, riverboats and equipment, net of accumulated depreciation	17,766.6	17,924.8
Assets held for sale	—	16.7
Goodwill	3,420.9	3,456.9
Intangible assets other than goodwill	4,711.8	4,951.3
Investments in and advances to non-consolidated affiliates	94.0	94.0
Deferred charges and other	803.9	936.6

	$28,587.7	$28,979.2

Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable	$251.4	$260.8
Interest payable	201.5	195.6
Accrued expenses	1,074.3	1,074.8
Current portion of long-term debt	55.6	74.3

Total current liabilities	1,582.8	1,605.5
Long-term debt	18,785.5	18,868.8
Deferred credits and other	923.1	872.5
Deferred income taxes	5,623.7	5,856.9

	26,915.1	27,203.7

Preferred stock	—	2,642.5

Stockholders’ equity/(deficit)
Common stock	0.7	0.4
Additional paid-in capital	6,906.5	3,480.0
Accumulated deficit	(5,105.6)	(4,269.3)
Accumulated other comprehensive loss	(168.8)	(134.0)

Total Caesars Entertainment Corporation Stockholders’ equity/(deficit)	1,632.8	(922.9)
Non-controlling interests	39.8	55.9

Total stockholders’ equity/(deficit)	1,672.6	(867.0)

	$28,587.7	$28,979.2

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended December 31, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$726.7	$417.8	$284.5	$175.1	$278.2	$94.0	$125.1	$19.6	$2,121.0
Property operating expenses	(543.0)	(384.9)	(225.9)	(119.9)	(193.0)	(83.6)	(100.3)	(12.6)	(1,663.2)

Property EBITDA	183.7	32.9	58.6	55.2	85.2	10.4	24.8	7.0	457.8
Depreciation and amortization	(58.5)	(44.0)	(20.0)	(12.7)	(21.5)	(8.1)	(14.6)	(8.0)	(187.4)

Operating profit/(loss)	125.2	(11.1)	38.6	42.5	63.7	2.3	10.2	(1.0)	270.4
Project opening costs and other items	(5.9)	(2.1)	(1.6)	(0.1)	(0.3)	—	0.7	(0.3)	(9.6)
Impairment of intangible assets, including goodwill	—	—	—	—	(38.0)	—	—	(11.0)	(49.0)
Income/(loss) on interests in nonconsolidated affiliates	0.7	0.5	0.2	—	—	—	0.4	(1.1)	0.7
Corporate expense	—	—	—	—	—	—	—	(37.0)	(37.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(5.2)	(5.2)
Amortization of intangible assets	(19.1)	(3.8)	(5.5)	—	(0.3)	(3.5)	(3.7)	(3.3)	(39.2)

Income/(loss) from operations	100.9	(16.5)	31.7	42.4	25.1	(1.2)	7.6	(58.9)	131.1

Interest expense, net of interest capitalized									(509.7)
Gains on early extinguishments of debt									66.9
Other income, including interest income									13.5

Loss before income taxes									(298.2)
Benefit for income taxes									104.2

Net loss									(194.0)
Less: net income attributable to non-controlling interests									(2.7)

Net loss attributable to Caesars Entertainment Corporation									$(196.7)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended December 31, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$649.2	$467.4	$285.4	$179.5	$271.2	$102.0	$121.7	$22.7	$2,099.1
Property operating expenses	(474.6)	(400.3)	(229.5)	(125.2)	(219.4)	(87.1)	(96.4)	(23.5)	(1,656.0)

Property EBITDA	174.6	67.1	55.9	54.3	51.8	14.9	25.3	(0.8)	443.1
Depreciation and amortization	(47.0)	(40.8)	(20.4)	(12.8)	(20.9)	(8.4)	(8.9)	(7.9)	(167.1)

Operating profit/(loss)	127.6	26.3	35.5	41.5	30.9	6.5	16.4	(8.7)	276.0
Project opening costs and other items	(11.3)	(0.3)	0.5	(0.1)	(0.6)	(0.2)	9.0	(27.0)	(30.0)
Impairment of intangible assets, including goodwill	—	—	—	—	—	(4.0)	3.5	(11.8)	(12.3)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.1	—	—	—	—	(1.0)	(0.9)
Corporate expense	—	—	—	—	—	—	—	(39.0)	(39.0)
Acquisition and integration costs	—	—	—	—	—	—	—	—	—
Amortization of intangible assets	(19.0)	(3.7)	(5.5)	—	(0.4)	(3.5)	(7.7)	(3.3)	(43.1)

Income/(loss) from operations	97.3	22.3	30.6	41.4	29.9	(1.2)	21.2	(90.8)	150.7

Interest expense, net of interest capitalized									(487.8)
Gains on early extinguishments of debt									686.3
Other income, including interest income									10.1

Income before income taxes									359.3
Provision for income taxes									(61.0)

Net income									298.3
Less: net income attributable to non- controlling interests									(2.7)

Net income attributable to Caesars Entertainment Corporation									$295.6

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Year Ended December 31, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,834.8	$1,899.9	$1,193.4	$735.4	$1,160.1	$447.5	$475.0	$72.5	$8,818.6
Property operating expenses	(2,118.3)	(1,603.6)	(967.1)	(505.1)	(898.1)	(366.2)	(386.7)	(46.2)	(6,891.3)

Property EBITDA	716.5	296.3	226.3	230.3	262.0	81.3	88.3	26.3	1,927.3
Depreciation and amortization	(239.2)	(178.8)	(79.6)	(50.3)	(81.8)	(32.3)	(41.5)	(32.0)	(735.5)

Operating profit/(loss)	477.3	117.5	146.7	180.0	180.2	49.0	46.8	(5.7)	1,191.8
Project opening costs and other items	(54.8)	(15.8)	(4.7)	—	(1.8)	—	0.8	(73.4)	(149.7)
Impairment of intangible assets, including goodwill	—	—	(51.0)	(9.0)	(58.0)	(49.0)	(6.0)	(20.0)	(193.0)
Income/(loss) on interests in nonconsolidated affiliates	3.7	(2.9)	0.8	—	—	—	—	(3.1)	(1.5)
Corporate expense	—	—	—	—	—	—	—	(140.9)	(140.9)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(13.4)	(13.6)
Amortization of intangible assets	(76.3)	(15.1)	(21.9)	—	(1.4)	(13.9)	(19.0)	(13.2)	(160.8)

Income/(loss) from operations	349.9	83.7	69.9	171.0	119.0	(13.9)	22.4	(269.7)	532.3

Interest expense, net of interest capitalized									(1,981.6)
Gains on early extinguishments of debt									115.6
Other income, including interest income									41.7

Loss before income taxes									(1,292.0)
Benefit for income taxes									468.7

Net loss									(823.3)
Less: net income attributable to non-controlling interests									(7.8)

Net loss attributable to Caesars Entertainment Corporation									$(831.1)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Year Ended December 31, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,698.0	$2,025.9	$1,245.2	$756.6	$1,172.3	$472.6	$460.1	$76.7	$8,907.4
Property operating expenses	(1,941.2)	(1,625.6)	(952.6)	(518.2)	(931.8)	(370.9)	(370.7)	(42.8)	(6,753.8)

Property EBITDA	756.8	400.3	292.6	238.4	240.5	101.7	89.4	33.9	2,153.6
Depreciation and amortization	(186.2)	(174.2)	(81.6)	(50.6)	(84.9)	(34.8)	(37.0)	(34.6)	(683.9)

Operating profit/(loss)	570.6	226.1	211.0	187.8	155.6	66.9	52.4	(0.7)	1,469.7
Project opening costs and other items	(44.7)	(4.0)	(2.4)	(0.3)	(8.9)	(1.7)	8.3	(57.8)	(111.5)
Impairment of intangible assets, including goodwill	(1,130.9)	(178.7)	(6.0)	—	(180.7)	(4.0)	(31.0)	(106.7)	(1,638.0)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.7	—	—	—	—	(2.9)	(2.2)
Corporate expense	—	—	—	—	—	—	—	(150.7)	(150.7)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(76.0)	(15.1)	(21.9)	—	(1.4)	(13.9)	(33.3)	(13.2)	(174.8)

(Loss)/income from operations	(681.0)	28.3	181.4	187.5	(35.4)	47.3	(3.6)	(332.3)	(607.8)

Interest expense, net of interest capitalized									(1,892.5)
Gains on early extinguishments of debt									4,965.5
Other income, including interest income									33.0

Income before income taxes									2,498.2
Provision for income taxes									(1,651.8)

Net income									846.4
Less: net income attributable to non- controlling interests									(18.8)

Net income attributable to Caesars Entertainment Corporation									$827.6

CAESARS ENTERTAINMENT CORPORATION SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT

CORPORATION TO ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments comparable to those required or permitted in calculating covenant compliance under the CEOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Caesars Entertainment Corporation to Adjusted EBITDA for the quarters ended December 31, 2010 and 2009.

	Quarter Ended December 31,
(In millions)	2010	2009
Net (loss)/income attributable to Caesars Entertainment Corporation	$(196.7)	$295.6
Interest expense, net	499.6	477.7
(Benefit)/provision for income taxes	(104.2)	61.0
Depreciation and amortization	229.3	213.2

EBITDA	428.0	1,047.5
Project opening costs, abandoned projects and development costs (a)	0.1	0.7
Acquisition and integration costs (b)	5.2	—
Gains on early extinguishments of debt	(66.9)	(686.3)
Net income attributable to non-controlling interests, net of (distributions) (c)	(1.6)	(1.7)
Impairment of intangible assets, including goodwill	49.0	12.3
Non-cash expense for stock compensation benefits (d)	1.6	3.8
Other non-recurring or non-cash items (e)	24.5	42.3

Adjusted EBITDA(f)	$439.9	$418.6

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(b)	Acquisition and integration costs during the fourth quarter 2010 include costs primarily associated with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.

CAESARS ENTERTAINMENT CORPORATION SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT

CORPORATION TO LTM ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments comparable to those required or permitted in calculating covenant compliance under the CEOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Caesars Entertainment Corporation to Adjusted EBITDA and LTM Adjusted EBITDA for the years ended December 31, 2010 and 2009.

	Year Ended December 31,
(In millions)	2010	2009
Net (loss)/income attributable to Caesars Entertainment Corporation	$(831.1)	$827.6
Interest expense, net	1,947.6	1,859.2
(Benefit)/provision for income taxes	(468.7)	1,651.8
Depreciation and amortization	907.8	872.0

EBITDA	1,555.6	5,210.6
Project opening costs, abandoned projects and development costs (a)	31.2	3.5
Acquisition and integration costs (b)	13.6	0.3
Gains on early extinguishments of debt	(115.6)	(4,965.5)
Net income attributable to non-controlling interests, net of (distributions) (c)	(2.3)	(1.5)
Impairment of intangible assets, including goodwill	193.0	1,638.0
Non-cash expense for stock compensation benefits (d)	18.1	16.3
Other non-recurring or non-cash items (e)	177.6	169.0

Adjusted EBITDA(f)	1,871.2	2,070.7

Pro forma adjustment for acquired, new or disposed properties (g)	15.7	17.0
Pro forma adjustment for yet-to-be realized cost savings (h)	207.5	208.8

LTM adjusted EBITDA	$2,094.4	$2,296.5

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(b)	Acquisition and integration costs in 2010 include costs in connection with our acquisitions of Planet Hollywood and Thistledown Racetrack, and costs associated with development activities in the Ohio and Pennsylvania markets.

(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.
(g)	Represents the full period estimated impact of newly completed construction projects, combined with the impact on LTM Adjusted EBITDA of annualizing the February 19, 2010 acquisition of Planet Hollywood.
(h)	Represents the cost savings yet-to-be-realized from our newly identified and previously announced profitability improvement programs.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended December 31, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$387.2	$312.3	$284.5	$175.1	$278.2	$61.8	$125.1	$31.0	$1,655.2
Property operating expenses	(287.1)	(295.7)	(225.9)	(119.9)	(193.0)	(59.1)	(100.3)	(4.9)	(1,285.9)

Property EBITDA	100.1	16.6	58.6	55.2	85.2	2.7	24.8	26.1	369.3
Depreciation and amortization	(33.2)	(31.1)	(20.0)	(12.7)	(21.5)	(6.0)	(14.6)	(8.1)	(147.2)

Operating profit/(loss)	66.9	(14.5)	38.6	42.5	63.7	(3.3)	10.2	18.0	222.1
Project opening costs and other items	(0.5)	(1.1)	(1.6)	—	(0.3)	—	0.7	(0.3)	(3.1)
Impairment of intangible assets, including goodwill	—	—	—	—	(38.0)	—	—	(11.0)	(49.0)
Income/(loss) on interests in non-consolidated affiliates	—	0.2	0.2	—	—	—	0.4	(1.1)	(0.3)
Corporate expense	—	—	—	—	—	—	—	(27.5)	(27.5)
Acquisition and integration costs	—	—	—	—	—	—	—	(4.5)	(4.5)
Amortization of intangible assets	(8.2)	(2.7)	(5.5)	—	(0.3)	(0.6)	(3.7)	(3.2)	(24.2)

Income/(loss) from operations	58.2	(18.1)	31.7	42.4	25.1	(3.9)	7.6	(29.5)	113.5

Interest expense, net of interest capitalized									(467.6)
Other income including interest income									12.7

Loss before income taxes									(341.4)
Benefit for income taxes									125.1

Net loss									(216.3)
Less: net income attributable to non-controlling interests									(2.9)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(219.2)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended December 31, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$307.5	$352.1	$285.4	$179.5	$271.2	$70.9	$121.7	$32.8	$1,621.1
Property operating expenses	(225.3)	(307.3)	(229.5)	(125.2)	(219.4)	(63.3)	(96.4)	(10.5)	(1,276.9)

Property EBITDA	82.2	44.8	55.9	54.3	51.8	7.6	25.3	22.3	344.2
Depreciation and amortization	(21.6)	(28.2)	(20.4)	(12.8)	(20.9)	(6.5)	(8.9)	(7.9)	(127.2)

Operating profit	60.6	16.6	35.5	41.5	30.9	1.1	16.4	14.4	217.0
Project opening costs and other items	(3.3)	(0.1)	0.5	(0.1)	(0.6)	(0.1)	9.0	(27.1)	(21.8)
Impairment of intangible assets, including goodwill	—	—	—	—	—	(4.0)	3.5	(11.8)	(12.3)
Income/(loss) on interests in non-consolidated affiliates	—	0.4	0.1	—	—	—	—	(1.0)	(0.5)
Corporate expense	—	—	—	—	—	—	—	(29.7)	(29.7)
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.4)	(0.6)	(7.7)	(3.2)	(28.2)

Income/(loss) from operations	49.2	14.2	30.6	41.4	29.9	(3.6)	21.2	(58.4)	124.5

Interest expense, net of interest capitalized									(433.5)
Losses on early extinguishments of debt									(1.8)
Other income, including interest income									9.9

Loss before income taxes									(300.9)
Benefit for income taxes									193.6

Net loss									(107.3)
Less: net income attributable to non-controlling interests									(1.8)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(109.1)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Year Ended December 31, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,441.1	$1,417.6	$1,193.4	$735.4	$1,160.1	$307.6	$475.0	$125.9	$6,856.1
Property operating expenses	(1,079.0)	(1,230.3)	(967.1)	(505.1)	(898.1)	(260.8)	(386.7)	(1.9)	(5,329.0)

Property EBITDA	362.1	187.3	226.3	230.3	262.0	46.8	88.3	124.0	1,527.1
Depreciation and amortization	(137.1)	(126.6)	(79.6)	(50.3)	(81.8)	(24.3)	(41.5)	(32.0)	(573.2)

Operating profit	225.0	60.7	146.7	180.0	180.2	22.5	46.8	92.0	953.9
Project opening costs and other items	(29.9)	(14.8)	(4.7)	—	(1.8)	—	0.8	(73.4)	(123.8)
Impairment of intangible assets, including goodwill	—	—	(51.0)	(9.0)	(58.0)	(49.0)	(6.0)	(20.0)	(193.0)
(Loss)/income on interests in non-consolidated affiliates	—	(1.5)	0.8	—	—	—	—	(3.0)	(3.7)
Corporate expense	—	—	—	—	—	—	—	(107.5)	(107.5)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(12.6)	(12.8)
Amortization of intangible assets	(32.6)	(10.9)	(21.9)	—	(1.4)	(2.2)	(19.0)	(13.3)	(101.3)

Income/(loss) from operations	162.5	33.5	69.9	171.0	119.0	(28.7)	22.4	(137.8)	411.8

Interest expense, net of interest capitalized									(1,782.0)
Losses on early extinguishments of debt									(4.7)
Other income including interest income									40.9

Loss before income taxes									(1,334.0)
Benefit for income taxes									490.9

Net loss									(843.1)
Less: net income attributable to non-controlling interests									(8.0)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(851.1)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Year Ended December 31, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,215.1	$1,528.1	$1,245.2	$756.6	$1,172.3	$332.5	$460.1	$120.5	$6,830.4
Property operating expenses	(898.0)	(1,252.1)	(952.6)	(518.2)	(931.8)	(271.8)	(370.7)	(1.8)	(5,197.0)

Property EBITDA	317.1	276.0	292.6	238.4	240.5	60.7	89.4	118.7	1,633.4
Depreciation and amortization	(84.6)	(123.5)	(81.6)	(50.6)	(84.9)	(26.7)	(37.0)	(34.6)	(523.5)

Operating profit	232.5	152.5	211.0	187.8	155.6	34.0	52.4	84.1	1,109.9
Project opening costs and other items	(9.5)	(2.7)	(2.4)	(0.3)	(8.9)	(1.5)	8.3	(57.8)	(74.8)
Impairment of intangible assets, including goodwill	(671.8)	(178.7)	(6.0)	—	(180.7)	(4.0)	(31.0)	(106.7)	(1,178.9)
Income/(loss) on interests in non-consolidated affiliates	—	2.6	0.7	—	—	—	—	(2.9)	0.4
Corporate expense	—	—	—	—	—	—	—	(110.7)	(110.7)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(32.3)	(10.9)	(21.9)	—	(1.4)	(2.2)	(33.3)	(13.2)	(115.2)

(Loss)/income from operations	(481.1)	(37.2)	181.4	187.5	(35.4)	26.3	(3.6)	(207.5)	(369.6)

Interest expense, net of interest capitalized									(1,678.5)
Gains on early extinguishments of debt									3,929.6
Other income, including interest income									32.0

Income before income taxes									1,913.5
Provision for income taxes									(1,287.2)

Net income									626.3
Less: net income attributable to non- controlling interests									(13.5)

Net income attributable to Caesars Entertainment Operating Company, Inc.									$612.8

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING

COMPANY, INC. TO ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. As Planet Hollywood is an unrestricted subsidiary of CEOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the CEOC debt agreements.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net loss attributable to Caesars Entertainment Operating Company, Inc. to Adjusted EBITDA for the quarters ended December 31, 2010 and 2009.

	Quarter Ended December 31,
(In millions)	2010	2009
Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(219.2)	$(109.1)
Interest expense, net	457.8	423.6
Benefit for income taxes	(125.1)	(193.6)
Depreciation and amortization	174.2	158.4

EBITDA	287.7	279.3
Project opening costs, abandoned projects and development costs (a)	(2.3)	0.6
Acquisition and integration costs (b)	4.5	—
Losses on early extinguishments of debt	—	1.8
Net income attributable to non-controlling interests, net of (distributions) (c)	(1.5)	(1.6)
Impairment of intangible assets, including goodwill	49.0	12.3
Non-cash expense for stock compensation benefits (d)	1.5	2.7
Other non-recurring or non-cash items (e)	11.2	22.1

Adjusted EBITDA (f)	$350.1	$317.2

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(b)	Acquisition and integration costs during the fourth quarter 2010 include costs primarily associated with development activities in the Ohio and Pennsylvania markets
(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC. TO LTM ADJUSTED EBITDA

(UNAUDITED)

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. As Planet Hollywood is an unrestricted subsidiary of CEOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the CEOC debt agreements.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Caesars Entertainment Operating Company, Inc. to LTM Adjusted EBITDA for the years ended December 31, 2010 and 2009.

	Year Ended December 31,
(In millions)	2010	2009
Net (loss)/income attributable to Caesars Entertainment Operating Company, Inc.	$(851.1)	$612.8

Interest expense, net	1,748.9	1,646.2

(Benefit)/provision for income taxes	(490.9)	1,287.2

Depreciation and amortization	685.9	652.0

EBITDA	1,092.8	4,198.2

Project opening costs, abandoned projects and development costs (a)	28.8	3.3

Acquisition and integration costs (b)	12.8	0.3

Losses/(gains) on early extinguishments of debt	4.7	(3,929.6)

Net income attributable to non-controlling interests, net of (distributions) (c)	(2.1)	(1.8)

Impairment of intangible assets, including goodwill	193.0	1,178.9

Non-cash expense for stock compensation benefits (d)	17.2	12.0

Other non-recurring or non-cash items (e)	118.8	89.3

Adjusted EBITDA(f)	1,466.0	1,550.6

Pro forma adjustment for new properties (g)	15.7	17.0

Pro forma adjustment for yet-to-be realized cost savings (h)	145.3	150.3

LTM adjusted EBITDA	$1,627.0	$1,717.9

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(b)	Acquisition and integration costs in 2010 include costs in connection with our acquisitions of Planet Hollywood and Thistledown Racetrack, and costs associated with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.

(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.
(g)	Represents the full period estimated impact of newly completed construction projects, combined with the impact on LTM Adjusted EBITDA of annualizing the February 19, 2010 acquisition of Planet Hollywood.
(h)	Represents the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the condensed combined statement of operations of Caesars Entertainment Operating Company, Inc. for the quarters and years ended December 31, 2010 and 2009:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED DECEMBER 31, 2010

(UNAUDITED)

(In millions)	CEOC (a)	CEC Parent and Other Caesars Entertainment Subsidiaries and Accounts (b)	Caesars Entertainment (c)
Net revenues	$1,655.2	$465.8	$2,121.0
Property operating expenses	(1,285.9)	(377.3)	(1,663.2)
Depreciation and amortization	(147.2)	(40.2)	(187.4)

Operating profit	222.1	48.3	270.4
Project opening costs and other items	(3.1)	(6.5)	(9.6)
Impairment of intangible assets, including goodwill	(49.0)	—	(49.0)
(Loss)/income on interests in non-consolidated affiliates	(0.3)	1.0	0.7
Corporate expense	(27.5)	(9.5)	(37.0)
Acquisition and integration costs	(4.5)	(0.7)	(5.2)
Amortization of intangible assets	(24.2)	(15.0)	(39.2)

Income from operations	113.5	17.6	131.1
Interest expense, net of interest capitalized	(467.6)	(42.1)	(509.7)
Gains on early extinguishments of debt	—	66.9	66.9
Other income, including interest income	12.7	0.8	13.5

(Loss)/income before income taxes	(341.4)	43.2	(298.2)
Benefit/(provision) for income taxes	125.1	(20.9)	104.2

Net (loss)/income	(216.3)	22.3	(194.0)
Less: net (income)/loss attributable to non-controlling interests	(2.9)	0.2	(2.7)

Net (loss)/income attributable to	$(219.2)	$22.5	$(196.7)

(a)	Represents the financial information of CEOC.
(b)	Represents the combination of the parent company of Caesars Entertainment and the financial information of subsidiaries of Caesars Entertainment that are not a component of CEOC, namely, captive insurance companies and the CMBS properties, and any consolidation eliminations.
(c)	Represents the financial information of Caesars Entertainment.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED DECEMBER 31, 2009

(UNAUDITED)

(In millions)	CEOC (a)	CEC Parent and Other Caesars Entertainment Subsidiaries and Accounts (b)	Caesars Entertainment (c)
Net revenues	$1,621.1	$478.0	$2,099.1
Property operating expenses	(1,276.9)	(379.1)	(1,656.0)
Depreciation and amortization	(127.2)	(39.9)	(167.1)

Operating profit	217.0	59.0	276.0
Project opening costs and other items	(21.8)	(8.2)	(30.0)
Impairment of intangible assets, including goodwill	(12.3)	—	(12.3)
Loss on interests in non-consolidated affiliates	(0.5)	(0.4)	(0.9)
Corporate expense	(29.7)	(9.3)	(39.0)
Amortization of intangible assets	(28.2)	(14.9)	(43.1)

Income from operations	124.5	26.2	150.7
Interest expense, net of interest capitalized	(433.5)	(54.3)	(487.8)
(Losses)/gains on early extinguishments of debt	(1.8)	688.1	686.3
Other income, including interest income	9.9	0.2	10.1

(Loss)/income before income taxes	(300.9)	660.2	359.3
Benefit/(provision) for income taxes	193.6	(254.6)	(61.0)

Net (loss)/income	(107.3)	405.6	298.3
Less: net income attributable to non-controlling interests	(1.8)	(0.9)	(2.7)

Net (loss)/income attributable to	$(109.1)	$404.7	$295.6

(a)	Represents the financial information of CEOC.
(b)	Represents the combination of the parent company of Caesars Entertainment and the financial information of subsidiaries of Caesars Entertainment that are not a component of CEOC, namely, captive insurance companies and the CMBS properties, and any consolidation eliminations.
(c)	Represents the financial information of Caesars Entertainment.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(UNAUDITED)

(In millions)	CEOC (a)	CEC Parent and Other Caesars Entertainment Subsidiaries and Accounts (b)	Caesars Entertainment (c)
Net revenues	$6,856.1	$1,962.5	$8,818.6
Property operating expenses	(5,329.0)	(1,562.3)	(6,891.3)
Depreciation and amortization	(573.2)	(162.3)	(735.5)

Operating profit	953.9	237.9	1,191.8
Project opening costs and other items	(123.8)	(25.9)	(149.7)
Impairment of intangible assets, including goodwill	(193.0)	—	(193.0)
(Loss)/income on interests in non-consolidated affiliates	(3.7)	2.2	(1.5)
Corporate expense	(107.5)	(33.4)	(140.9)
Acquisition and integration costs	(12.8)	(0.8)	(13.6)
Amortization of intangible assets	(101.3)	(59.5)	(160.8)

Income from operations	411.8	120.5	532.3
Interest expense, net of interest capitalized	(1,782.0)	(199.6)	(1,981.6)
(Losses)/gains on early extinguishments of debt	(4.7)	120.3	115.6
Other income, including interest income	40.9	0.8	41.7

(Loss)/income before income taxes	(1,334.0)	42.0	(1,292.0)
Benefit/(provision) for income taxes	490.9	(22.2)	468.7

Net (loss)/income	(843.1)	19.8	(823.3)
Less: net (income)/loss attributable to non-controlling interests	(8.0)	0.2	(7.8)

Net (loss)/income attributable to	$(851.1)	$20.0	$(831.1)

(a)	Represents the financial information of CEOC.
(b)	Represents the combination of the parent company of Caesars Entertainment and the financial information of subsidiaries of Caesars Entertainment that are not a component of CEOC, namely, captive insurance companies and the CMBS properties, and any consolidation eliminations.
(c)	Represents the financial information of Caesars Entertainment.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(UNAUDITED)

(In millions)	CEOC (a)	CEC Parent and Other Caesars Entertainment Subsidiaries and Accounts (b)	Caesars Entertainment (c)
Net revenues	$6,830.4	$2,077.0	$8,907.4
Property operating expenses	(5,197.0)	(1,556.8)	(6,753.8)
Depreciation and amortization	(523.5)	(160.4)	(683.9)

Operating profit	1,109.9	359.8	1,469.7
Project opening costs and other items	(74.8)	(36.7)	(111.5)
Impairment of intangible assets, including goodwill	(1,178.9)	(459.1)	(1,638.0)
Income/(loss) on interests in non-consolidated affiliates	0.4	(2.6)	(2.2)
Corporate expense	(110.7)	(40.0)	(150.7)
Acquisition and integration costs	(0.3)	—	(0.3)
Amortization of intangible assets	(115.2)	(59.6)	(174.8)

Loss from operations	(369.6)	(238.2)	(607.8)
Interest expense, net of interest capitalized	(1,678.5)	(214.0)	(1,892.5)
Gains on early extinguishments of debt	3,929.6	1,035.9	4,965.5
Other income, including interest income	32.0	1.0	33.0

Income before income taxes	1,913.5	584.7	2,498.2
Provision for income taxes	(1,287.2)	(364.6)	(1,651.8)

Net income	626.3	220.1	846.4
Less: net income attributable to non-controlling interests	(13.5)	(5.3)	(18.8)

Net income attributable to	$612.8	$214.8	$827.6

(a)	Represents the financial information of CEOC.
(b)	Represents the combination of the parent company of Caesars Entertainment, the financial information of subsidiaries of Caesars Entertainment that are not a component of CEOC, namely, captive insurance companies and the CMBS properties, and any consolidation eliminations.
(c)	Represents the financial information of Caesars Entertainment.